Yichien Yeh, CPA

21738 51st STREET– OAKLAND GARDENS, NY 11364 – TEL (646) 243-0425 – FAX (646) 389-0987

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated March 1, 2011 relative to the financial statements of UAN Culture and Creative Co, Ltd. as of December 31, 2010 and for the year ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

Yichien Yeh, CPA
Oakland Gardens, N.Y.
June 30, 2011